UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 7, 2020 (February 6, 2020)

ASSERTIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

Delaware	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045

(Address of principal executive offices, with zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 6, 2020, Assertio Therapeutics, Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement” and the transactions contemplated thereby, the “Transaction”) with Collegium Pharmaceutical, Inc., a Virginia corporation (“Collegium”), pursuant to which, among other things, the Company will divest its remaining rights, title and interest in and to the NUCYNTA® franchise of products (the “Products”) to Collegium. Under the terms of the Asset Purchase Agreement, Collegium will pay the Company at closing (the “Closing”) $375.0 million in cash, less royalties paid to the Company by Collegium between January 1, 2020 and through February 14, 2020. Collegium will also pay the Company for certain inventories and equipment relating to the Products.

Pursuant to the terms of the Asset Purchase Agreement, Collegium will also assume certain contracts, liabilities and obligations of the Company relating to the Products, including those related to manufacturing and supply, post-market commitments and clinical development costs. The Asset Purchase Agreement contains customary representations, warranties and covenants, termination rights, as well as indemnification provisions subject to specified limitations. The Closing is expected to occur by February 14, 2020.

Since January 9, 2018, (i) Collegium has been responsible for the commercialization of the Products in the United States, including sales and marketing, and (ii) the Company receives royalties on all of Collegium’s Product revenues based on certain net sales thresholds, in accordance with the commercialization agreement between the Company and Collegium (as amended, the “Commercialization Agreement”). The Commercialization Agreement will be terminated at Closing with certain specified provisions of the Commercialization Agreement surviving in accordance with the terms of the Asset Purchase Agreement.

The Company intends to use the proceeds of the Transaction to retire its outstanding debt.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference. The Asset Purchase Agreement is not intended to provide any financial information about the Company.  The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of the dates specified therein; were made solely for the benefit of the parties to the agreement; may be subject to qualifications and limitations agreed upon by the parties; and may be subject to standards of materiality applicable to the contracting parties that differ from those that may be viewed as material to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

This Current Report contains certain forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. The factors that could cause actual results to differ from what is described herein, include any failure of the Transaction to close; the repayment of the Company’s debt, and expectations regarding potential business opportunities. The Company is subject to additional risks and uncertainties described in the Company’s annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis and expectations only as of the date of this Current Report. Except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01 Other Events

On February 6, 2020, the Company entered into an Amendment to Exclusive License and Distribution Agreement (“Amendment”) with Eolas Pharma Teoranta (“Eolas”), an affiliate of West Therapeutic, LLC (“West”), the Company’s development partner for long-acting cosyntropin. Pursuant to the Amendment (i) the license granted by Eolas to the Company for the commercialization of long-acting cosyntropin is terminated, (ii) the Company will receive $2.0 million from Eolas in partial settlement of an existing receivable owed by Eolas to the Company and (iii) the Company may receive up to $10.0 million in future payments from Eolas based upon commercial sales of long-acting cosyntropin if Eolas successfully obtains regulatory approval for and commercialize the product.

On February 6, 2020, the Company issued a press release announcing certain of the matters described in this Current Report.  A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report. The information set forth in this item 8.01 and in Exhibit 99.1 shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated February 6, 2020, by and between Assertio Therapeutics Inc. and Collegium Pharmaceutical, Inc.†
99.1	Assertio Therapeutics, Inc. Press Release issued on February 6, 2020

(†) Certain portions of this exhibit have been omitted pursuant to the SEC’s rules regarding the redaction of confidential information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO THERAPEUTICS, INC.

Date: February 7, 2020	By:	/s/ Daniel A. Peisert
Daniel A. Peisert
Senior Vice President and Chief Financial Officer